EXHIBIT 99.1
Press Release
For further information, please contact:
Daniel R. Kadolph, Senior Vice President and Chief Financial Officer
(708) 450-6759
MIDWEST BANC HOLDINGS REPORTS FIRST QUARTER RESULTS
Income from Continuing Operations Doubles to $5.9 Million
Loans Up 22% from Year-Earlier Levels, Up 16% Annualized Year-to-Date
Melrose Park, Illinois (April 28, 2006) – Midwest Banc Holdings, Inc. (NASDAQ: MBHI) reported today that loan growth and improved asset quality contributed to a doubling of income from continuing operations in the first quarter ended March 31, 2006 versus the same quarter of 2005.
The community bank holding company reported first quarter income from continuing operations of $5.9 million, or $0.27 per diluted share, a 100% increase from $3.0 million, or $0.16 per diluted share, in the same period of 2005. In the fourth quarter of 2005, Midwest Banc Holdings reported income from continuing operations of $6.7 million, or $0.30 per diluted share.
Also in the first quarter of 2005, the company recorded net income from discontinued operations of $1.1 million, or $0.06 per diluted share, reflecting earnings of the western Illinois banking subsidiary sold in September.
Lending activity continued to be strong, with loan growth of 22% since the first quarter of 2005 and 4% since the fourth quarter of 2005 (16% on an annualized basis). In-market lending activity brought March 31, 2006 loan levels to $1.4 billion, up from $1.2 billion at March 31, 2005 and $1.3 billion at year end. Deposits grew to $1.6 billion at March 31, 2006, up 8% from a year earlier and 6% from year end.
“We continue to build our presence in the Chicago market and look forward to closing our planned acquisition of Royal American Corporation, parent company to Royal American Bank,” said James J. Giancola, president and chief executive officer. “With recent approval received from federal regulators, we anticipate Royal American shareholder approval of the plan in May and approval from state regulators, which will enable us to consummate our merger with Royal American at the end of the second quarter.”

Net Interest Margin Reflects Higher Borrowing Costs

$ in thousands	1Q2006	4Q2005	3Q2005	2Q2005	1Q2005
Interest Income	$33,359	$32,101	$28,880	$26,731	$24,532
Interest Expense	$16,198	$14,385	$12,457	$12,661	$11,294
Net Interest Income	$17,161	$17,716	$16,423	$14,070	$13,238
Net Interest Margin-FTE	3.39%	3.57%	3.53%	3.08%	3.01%
Core Efficiency Ratio (1)	55.20%	50.66%	53.75%	65.04%	65.47%

(1)	Excludes balance sheet repositioning charges. See attached reconciliation table.
Total interest income increased 36% in the first quarter to $33.4 million from $24.5 million in the first quarter of 2005, reflecting both increased loan activity and higher interest rates. Total interest expense grew at a 43% pace over the same period, to $16.2 million from $11.3 million. During the third quarter of 2005, the company reduced its core deposit pricing to market levels, leading to interest cost savings estimated at $2.4 million over the past three quarters. Net interest income rose 30% to $17.2 million from $13.2 million, leading to net interest margin growth to 3.39% from 3.01% a year ago.
Recent interest rate increases on the cost of funds exceeded increases on earning assets, resulting in some compression of net interest margin when compared to the fourth quarter of 2005. The first quarter net interest margin declined 18 basis points to 3.39% from 3.57% in the fourth quarter of 2005. Yields on earning assets increased 12 basis points from the fourth quarter of 2005, while the cost of funds increased 32 basis points. The migration of checking, interest-bearing checking, money market and savings accounts into certificates of deposits and the reliance on more expensive borrowed funds contributed to the decrease in net interest income and the net interest margin. Additional modest net interest margin compression might occur in the second quarter.
“The growth of low-cost sources of funding, including checking accounts, continues to be a challenge in the highly competitive Chicago banking market,” said Giancola. “Our people have made great strides in lending and asset quality, but we have not achieved all that we need to do on the deposit front. Funding growth at satisfactory rates is a strong mandate for all of our bankers in 2006.”
The company’s core efficiency ratio improved to 55.20% in the first quarter from 65.47% a year earlier, but was higher than the 50.66% in the fourth quarter of 2005 due to growth in net interest income and the reversal of expense accruals in that quarter. The first quarter increase is attributed to increased noninterest expenses and reduced net interest income compared to the fourth quarter of 2005.

Asset Quality Continues to Improve

	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Allowance for loan losses as a % of loans	1.26	1.32	1.41	1.43	1.48
Nonaccruing loans as a % of loans	0.56	0.59	0.54	0.54	0.77
Allowance for loan losses as a % of nonaccruing loans	225	225	261	263	193
Net loan charge-offs as a % of QTD average loans	0.01	0.12	0.08	0.13	0.01
Asset quality continued to improve during the quarter, with the allowance for loan losses at 225% of nonaccruing loans. Net loan charge-offs of $23,000 equaled 0.01% of average loans in the quarter, the same as a year ago and less than the 0.12% for the fourth quarter of 2005. The company’s allowance for loan losses decreased to 1.26% of loans outstanding at March 31, 2006 from 1.48% a year ago and 1.32% at the close of 2005.
The company has entered an agreement to sell the undeveloped real estate lots of the townhouse project currently held in other real estate for approximately $5.3 million with a May closing; no further losses are expected with respect to this asset. Nonperforming assets would decrease by 28% as a result of the sale. The remaining seven units of the townhouse project are being retained and are being marketed by the company. It is anticipated that the company will not suffer a loss on the sale of these units.
Balance Sheet Strength Continues to Grow

$ in thousands, except per share data	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Total assets	$2,336,448	$2,307,608	$2,225,097	$2,526,163	$2,287,753
Total loans	$1,403,700	$1,349,996	$1,276,026	$1,217,825	$1,152,671
Investment securities and other related assets (2)	$733,449	$758,357	$749,930	$735,163	$685,532
Deposits	$1,616,634	$1,523,384	$1,533,225	$1,502,208	$1,496,964
Deposits (noninterest- bearing)	$161,528	$158,406	$154,652	$157,055	$148,700
Deposits (interest- bearing)	$1,455,106	$1,364,978	$1,378,573	$1,345,153	$1,348,264
Loan/Deposit Ratio	87%	89%	83%	81%	77%
Borrowings	$473,618	$538,480	$442,255	$481,319	$369,408
Stockholders’ Equity	$219,187	$216,126	$215,186	$140,099	$135,792
Book Value Per Share	$9.99	$9.91	$9.87	$7.65	$7.44

(2)	Includes investment securities, federal funds and other short-term investments, and net due from broker. See attached reconciliation table.

Midwest Banc Holdings, Inc. reported total loans of $1.4 billion at March 31, 2006, up 22% from the same date in the prior year and 4% from December 31, 2005. The company’s securities and other related assets increased 7% to $733.4 million from $685.5 million a year ago but was 3% lower than the year-end level of $758.4 million. Cash flow from principal payments of $25.2 million received on mortgage-backed securities funded loan growth during the first quarter of 2006. Deposits increased 8% from a year ago to $1.6 billion on March 31, 2006 and grew 6% from the year-end level of $1.5 billion, with deposit growth derived mostly through higher cost certificates of deposit.
The company’s loan-to-deposit ratio increased to 87% at the close of the first quarter from a year-ago level of 77%, reflecting increased emphasis on lending and reduced reliance on investment securities as a source of income. At the close of 2005, the ratio stood at 89%.
Stockholders’ equity and book value per share both increased as a result of continued profitability, the sale of Midwest Bank of Western Illinois and a common stock offering in 2005. Stockholders’ equity increased 61% to $219.2 million, or $9.99 per common share, at the close of the most recent quarter from $135.8 million, or $7.44 per common share, a year ago. Stockholders’ equity was up 1% from $216.1 million, or $9.91 per common share, at December 31, 2005.
Royal American Corporation Merger Update
On February 8, 2006, the company and Royal American Corporation jointly announced an agreement and plan of merger. Jay Fritz, chairman and chief executive officer of Royal American, will join Midwest Bank and Trust Company as president and chief operating officer at the time of the merger. The stockholders of Royal American are expected to vote on the merger on May 30, 2006. The Federal Reserve Bank of Chicago has approved the merger. Approval from the Illinois Department of Financial and Professional Regulation is expected to be received in the near future. Immediately following the February 8, 2006 announcement, management from both companies established matched teams to begin the integration process. The consolidation process is expected to be completed during the third quarter of 2006 with the data processing conversion scheduled for the end of July. Cost savings are expected to be recognized at that point.
James J. Giancola, president and chief executive officer, and Daniel R. Kadolph, chief financial officer, will review financial results and outlook with investors via a webcast and conference call to be conducted on Friday, April 28, at 10 a.m. Eastern/9:00 a.m. Central time. Interested parties wishing to participate in the interactive portion of the call can dial in at (877) 407-0778 or (201) 689-8565 for international calls. The live webcast can be accessed at www.midwestbanc.com and will be available for replay on that website through July 28, 2006. The audio replay may be accessed through May 5, 2006 at (877) 660-6853 or (201) 612-7415 for international calls, account number 286, conference ID number 199118. Information on MBHI is available on the Internet at www.midwestbanc.com.
Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area. The Company’s principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Financial and Investment Services, Inc., and Midwest Bank Insurance Services, L.L.C.
ADDITIONAL INFORMATION
In connection with the proposed acquisition of Royal by the Company, the Company has filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of the Company’s common stock to be issued to the shareholders of Royal. The registration statement includes a proxy statement/prospectus which has been sent to the shareholders of Royal seeking their approval of the proposed transaction.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ROYAL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to the Company, 501 W. North Avenue, Melrose Park, Illinois 60160, Attention: Investor Relations (telephone number (708) 865-1053) or Royal, 1604 W. Colonial Parkway, Inverness, Illinois 60067, Attention: Investor Relations (telephone number (847) 202-8300).
The Company, Royal and their respective directors, executive officers, and certain other members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Royal in connection with the merger transaction. For information about the Company’s directors, executive officers and members of management, shareholders are asked to refer to the most recent proxy statement issued by the Company, which is available on its web site and at the address provided in the preceding paragraph. Information regarding Royal’s directors, executive officers and members of management and their respective interests in the proposed transaction is available in the proxy statement/prospectus of the Company and Royal described above and other relevant materials to be filed with the SEC.
This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company’s Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company’s business which should be considered in evaluating “Forward-Looking Statements.”

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31,	December 31,	March 31,
	2006	2005	2005
	(Unaudited)		(Unaudited)
ASSETS
Cash	$54,954	$58,329	$43,972
Federal funds sold and other short-term investments	14,965	12,270	4,098

Total cash and cash equivalents	69,919	70,599	48,070
Securities available-for-sale	638,273	687,937	598,948
Securities held-to-maturity (fair value: $53,742 at March 31, 2006, $58,332 at December 31, 2005, and $81,362 at March 31, 2005)	55,401	59,451	82,486
Federal Reserve and Federal Home Loan Bank stock, at cost	14,661	14,661	13,830
Loans held for sale	1,688	1,912	724
Loans	1,403,700	1,349,996	1,152,671
Allowance for loan losses	(17,737)	(17,760)	(17,002)

Net loans	1,385,963	1,332,236	1,135,669
Cash value of life insurance	49,922	44,433	43,575
Premises and equipment, net	22,043	22,247	23,081
Other real estate	11,036	11,154	8,661
Core deposit and other intangibles, net	1,681	1,788	2,109
Goodwill	891	891	891
Due from broker	24,810	—	—
Assets held for sale	—	—	279,571
Other assets	60,160	60,299	50,138

Total assets	$2,336,448	$2,307,608	$2,287,753

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits
Noninterest-bearing	$161,528	$158,406	$148,700
Interest-bearing	1,455,106	1,364,978	1,348,264

Total deposits	1,616,634	1,523,384	1,496,964
Federal funds purchased	—	68,000	14,000
Securities sold under agreements to repurchase	217,946	264,808	183,795
Advances from the Federal Home Loan Bank	200,000	150,000	115,941
Junior subordinated debt owed to unconsolidated trusts	55,672	55,672	55,672
Due to broker	—	1,301	—
Liabilities held for sale	—	—	254,976
Other liabilities	27,009	28,317	30,613

Total liabilities	2,117,261	2,091,482	2,151,961

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 1,000,000 shares authorized; none issued	—	—	—
Common stock, $0.01 par value, 32,000,000 shares authorized; 22,257,483 shares issued at March 31, 2006, 22,139,089 shares issued at December 31, 2005, and 18,668,140 shares issued at March 31, 2005	222	221	187
Additional paid-in capital	137,001	134,857	65,746
Retained earnings	95,431	92,121	97,722
Unearned stock-based compensation	(3,331)	(3,013)	(2,476)
Accumulated other comprehensive loss	(9,682)	(7,606)	(23,253)
Treasury stock, at cost (324,627 shares at March 31, 2006, 325,311 shares at December 31, 2005, and 586,413 shares at December 31, 2004)	(454)	(454)	(2,134)

Total stockholders’ equity	219,187	216,126	135,792

Total liabilities and stockholders’ equity	$2,336,448	$2,307,608	$2,287,753

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2006	2005	2005	2005	2005
Interest Income
Loans	$24,387	$22,983	$20,825	$18,897	$17,242
Securities
Taxable	7,922	8,174	7,192	7,349	6,714
Exempt from federal income taxes	819	669	340	145	94
Trading securities	—	—	198	124	66
Dividend income from Federal Reserve and Federal Home Loan Bank stock	137	157	183	192	195
Federal funds sold and other short-term investments	94	118	142	24	221

Total interest income	33,359	32,101	28,880	26,731	24,532
Interest Expense
Deposits	10,737	9,470	8,521	8,323	7,753
Federal funds purchased	248	412	317	236	51
Securities sold under agreement to repurchase	2,671	2,216	1,404	1,529	1,064
Advances from the Federal Home Loan Bank	1,539	1,335	1,340	1,594	1,432
Junior subordinated debt owed to unconsolidated trusts	1,003	952	875	979	985
Notes payable	—	—	—	—	9

Total interest expense	16,198	14,385	12,457	12,661	11,294

Net interest income	17,161	17,716	16,423	14,070	13,238
Provision for loan losses	—	149	813	813	814

Net interest income after provision for loan losses	17,161	17,567	15,610	13,257	12,424
Noninterest Income
Service charges on deposit accounts	1,203	1,273	1,335	1,305	1,226
Net losses on securities transactions	(195)	—	—	(17,184)	(256)
Net trading profits	—	13	269	118	13
Gains on sale of loans	91	103	116	76	62
Insurance and brokerage commissions	512	339	414	381	385
Trust	77	79	80	77	67
Increase in cash surrender value of life insurance	490	478	399	542	346
Life insurance benefit	—	—	789	—	—
Gain on extinguishment of debt	625	—	—	—	—
Other	210	253	160	259	238

Total noninterest income	3,013	2,538	3,562	(14,426)	2,081
Noninterest Expenses
Salaries and employee benefits	7,482	6,447	6,889	6,846	6,511
Occupancy and equipment	1,456	993	1,576	1,538	1,477
Professional services	1,080	1,355	1,029	1,188	1,151
Loss on extinguishment of debt	—	—	—	13,125	—
Other	1,867	2,069	1,783	4,973	1,577

Total noninterest expenses	11,885	10,864	11,277	27,670	10,716

Income (loss) before income taxes and discontinued operations	8,289	9,241	7,895	(28,839)	3,789
Provision for income taxes	2,348	2,571	1,982	(11,690)	812

Income (loss) from continuing operations	5,941	6,670	5,913	(17,149)	2,977

Discontinued operations
Income (loss) from discontinued operations before income taxes	—	—	6,554	1,050	1,632
Provision for income taxes	—	—	925	251	527

Income (loss) from discontinued operations	—	—	5,629	799	1,105

Net Income (Loss)	$5,941	$6,670	$11,542	$(16,350)	$4,082

Basic earnings per share from continuing operations	$0.27	$0.31	$0.30	$(0.94)	$0.16

Basic earnings per share from discontinued operations	$0.00	$0.00	$0.28	$0.04	$0.06

Basic earnings per share	$0.27	$0.31	$0.58	$(0.90)	$0.22

Diluted earnings per share from continuing operations	$0.27	$0.30	$0.29	$(0.94)	$0.16

Diluted earnings per share from discontinued operations	$0.00	$0.00	$0.28	$0.04	$0.06

Diluted earnings per share	$0.27	$0.30	$0.57	$(0.90)	$0.22

Cash dividends per common share	$0.12	$0.12	$0.12	$0.12	$0.12

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED NET INTEREST MARGIN
     The following table sets forth the average balances, net interest income and expense and average yields and rates for the Company’s interest-earning assets and interest-bearing liabilities for the indicated periods on a tax-equivalent basis assuming a 35% tax rate for 2006 and 2005.

	For the Three Months Ended
	March 31, 2006			March 31, 2005			December 31, 2005
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest-Earning Assets:
Federal funds sold and interest-bearing deposits due from banks	$9,939	$94	3.78%	$42,645	$221	2.07%	$13,879	$118	3.40%
Securities:
Taxable(1)	652,066	8,337	5.11	638,409	7,170	4.49	682,325	8,588	5.03
Exempt from federal income taxes(1)	85,601	1,260	5.89	8,481	144	6.79	69,454	1,029	5.93

Total securities	737,667	9,597	5.20	646,890	7,314	4.52	751,779	9,617	5.12
FRB and FHLB stock	14,661	137	3.74	13,830	195	5.64	14,560	157	4.31
Loans:
Commercial loans(1)(3)(4)	195,831	3,704	7.57	185,204	2,705	5.84	190,735	3,492	7.32
Commercial real estate loans(1)(3)(4)(6)	946,846	17,161	7.25	777,386	12,342	6.35	904,757	16,376	7.24
Agricultural loans(1)(3)(4)	2,009	37	7.37	1,237	20	6.47	2,182	41	7.52
Consumer real estate loans(3)(4)(6)	219,997	3,475	6.32	157,904	2,185	5.54	201,228	3,079	6.12
Consumer installment loans(3)(4)	4,441	83	7.48	3,738	71	7.60	4,005	79	7.89

Total loans	1,369,124	24,460	7.16	1,125,469	17,323	6.16	1,302,907	23,067	7.08

Total interest-earning assets	$2,131,391	$34,288	6.44%	$1,828,834	$25,053	5.48%	$2,083,125	$32,959	6.32%

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$144,609	$280	0.77%	$195,529	$727	1.49%	$153,319	$322	0.84%
Money-market demand accounts and savings accounts	294,002	1,215	1.65	367,484	1,585	1.73	344,009	1,455	1.69
Time deposits less than $100,000	762,412	7,075	3.71	702,667	4,978	2.83	757,250	6,639	3.51
Time deposits of $100,000 or more	187,239	2,019	4.31	69,971	419	2.40	88,148	872	3.96
Public funds	13,866	148	4.27	8,000	44	2.20	19,018	182	3.83

Total interest-bearing deposits	1,402,128	10,737	3.08	1,343,651	7,753	2.32	1,361,744	9,470	2.80
Borrowings:
Federal funds purchased and repurchase agreements	284,390	2,919	4.11	169,738	1,115	2.63	289,409	2,628	3.63
FHLB advances	170,556	1,539	3.61	118,055	1,432	4.85	150,000	1,335	3.56
Notes payable and other borrowings	55,672	1,003	7.21	56,494	994	7.04	55,672	952	6.84

Total borrowings	510,618	5,461	4.28	344,287	3,541	4.12	495,081	4,915	3.96

Total interest-bearing liabilities	$1,912,746	$16,198	3.40%	$1,687,938	$11,294	2.68%	$1,856,825	$14,385	3.08%

Net interest income (tax equivalent)(1)(5)		$18,090	3.04%		$13,759	2.80%		$18,574	3.24%

Net interest margin (tax equivalent)(1)			3.39%			3.01%			3.57%

Net interest income(2)(5)		$17,161			$13,238			$17,716

Net interest margin(2)			3.22%			2.90%			3.40%

(1)	Adjusted for 35% tax rate in 2006 and 2005 and adjusted for the dividends-received deduction where applicable.

(2)	Not adjusted for 35% tax rate in 2006 and 2005 or for the dividends-received deduction.

(3)	Nonaccrual loans are included in the average balance; however, these loans are not earning any interest.

(4)	Includes loan fees which are immaterial.

(5)	The following table reconciles reported net interest income on a tax equivalent basis for the periods presented:

	1Q06	1Q05	4Q05
Net interest income	$17,161	$13,238	$17,716
Tax equivalent adjustment to net interest income	929	521	858

Net interest income, tax equivalent basis	$18,090	$13,759	$18,574

(6)	Includes construction loans.

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars and shares in thousands, except per share data)

Three Months Ended
March 31,	December 31,	September 30,	June 30,	March 31,
2006	2005	2005	2005	2005
Income Statement Data:
Net income (loss)	$5,941	$6,670	$11,542	$(16,350)	$4,082
Core net income (1)	5,941	6,670	6,629	2,655	4,082
Core efficiency ratio (1) (3) (4) (8)	55.20%	50.66%	53.75%	65.04%	65.47%

Per Share Data and Other:
Basic earnings per share from continuing operations	$0.27	$0.31	$0.30	$(0.94)	$0.16
Basic earnings per share from discontinued operations	0.00	0.00	0.28	0.04	0.06
Basic earnings per share	0.27	0.31	0.58	(0.90)	0.22
Diluted earnings per share from continuing operations	0.27	0.30	0.29	(0.94)	0.16
Diluted earnings per share from discontinued operations	0.00	0.00	0.28	0.04	0.06
Diluted earnings per share	0.27	0.30	0.57	(0.90)	0.22
Cash dividends declared	0.12	0.12	0.12	0.12	0.12
Book value at end of period	9.99	9.91	9.87	7.65	7.44
Tangible book value at end of period (10)	9.95	9.87	9.83	7.60	7.40
Stock price at end of period	25.94	22.25	23.06	19.29	19.91
Average stock price	24.25	22.42	21.91	19.37	21.20

Full time equivalent employees	412.00	402.00	388.00	378.00	380.00

Selected Financial Ratios:
Return on average assets from continuing operations (5)	1.05%	1.18%	0.98%	(2.95)%	0.54%
Core return on average assets from continuing operations (1) (5)	1.05	1.18	0.98	0.32	0.54
Return on average equity from continuing operations (6)	11.06	12.37	13.49	(48.38)	8.54
Core return on average equity from continuing operations (1) (5)	11.06	12.37	13.49	5.24	8.54
Dividend payout from continuing operations	44.29	39.55	44.58	n/a	73.53
Loans to deposits at end of period	86.83	88.62	83.22	81.35	77.00
Average equity to average assets	9.46	9.50	7.30	6.09	6.28
Equity to assets at end of period	9.38	9.37	9.67	5.55	5.94
Tangible capital to assets at end of period (10)	9.34	9.33	9.63	5.51	5.90
Tier I capital to risk-weighted assets (11)	16.49	16.97	17.33	11.10	13.02
Total capital to risk-weighted assets (11)	17.53	18.07	18.48	12.30	14.27
Net interest margin (tax equivalent) (7) (8)	3.39	3.57	3.53	3.08	3.01
Allowance for loan losses to total loans at the end of period	1.26	1.32	1.41	1.43	1.48
Net loans charged off to average loans	0.01	0.12	0.08	0.13	0.01
Nonaccruing loans to loans at the end of period	0.56	0.59	0.54	0.54	0.77
Nonperforming assets to total assets (9)	0.81	0.83	0.81	0.71	0.76
Allowance to nonaccruing loans	2.25	x	2.25	x	2.61	x	2.63	x	1.93	x

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2006	2005	2005	2005	2005
Balance Sheet Data:
Total assets	$2,336,448	$2,307,608	$2,225,097	$2,526,163	$2,287,753
Total earning assets	2,128,688	2,126,227	2,048,772	1,760,538	1,852,757
Average earning assets (quarter-to-date)	2,131,391	2,083,125	1,937,819	1,900,377	1,828,834
Average assets (quarter-to-date)	2,303,413	2,252,078	2,382,602	2,334,909	2,249,926
Total loans	1,403,700	1,349,996	1,276,026	1,217,825	1,152,671
Average loans (quarter-to-date)	1,367,971	1,301,623	1,229,508	1,185,041	1,125,173
Total securities	693,674	747,388	751,342	518,245	681,434
Average securities (quarter-to-date)	737,667	751,779	677,993	697,570	646,890
Allowance for loan losses	17,737	17,760	17,993	17,419	17,002
Total deposits	1,616,634	1,523,384	1,533,225	1,502,208	1,496,964
Average deposits (quarter-to-date)	1,551,065	1,517,163	1,499,732	1,491,456	1,492,575
Borrowings	473,618	538,480	442,255	481,319	369,408
Stockholders’ equity	219,187	216,126	215,186	140,099	135,792
Tangible stockholders’ equity (10)	218,296	215,235	214,295	139,208	134,901
Average equity (quarter-to-date)	217,807	213,872	173,838	142,187	141,343

Share Data:
Common shares outstanding	21,933	21,814	21,793	18,322	18,241
Basic	21,871	21,797	20,060	18,245	18,147
Diluted — continuing operations	22,136	22,077	20,354	18,245	18,439
Diluted — discontinued operations	22,136	22,077	20,354	18,465	18,439
Diluted	22,136	22,077	20,354	18,245	18,439

(1)	Core net income is net income excluding the balance sheet repositioning charges and the gain on sale of subsidiary. Management believes that core net income is a more useful measure of operating performance since it excludes items that are not recurring in nature. In addition, management believes core net income is more reflective of current trends. The following table reconciles reported net income to core net income for the periods presented:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2006	2005	2005	2005	2005
Net income (loss)	$5,941	$6,670	$11,542	$(16,350)	$4,082
Gain on sale of subsidiary, net of tax	—	—	(6,881)	—	—
Loss on U.S. Agency debt securities, net of tax	—	—	1,968	10,595	—
Charge from prepayment of FHLB advances, net of tax	—	—	—	5,886	—
Charge from unwinding swaps, net of tax	—	—	—	2,206	—
Charge from redemption of trust preferred securities, net of tax	—	—	—	318	—

Core net income	$5,941	$6,670	$6,629	$2,655	$4,082

Core income from continuing operations is income from continuing operations excluding the balance sheet repositioning charges. As explained above, core income from continuing operations provides greater insight into comparisons between periods by eliminating the impact of specific charges relating to the balance sheet repositioning. The following table reconciles reported income from continuing operations to core income from continuing operations for the periods presented:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2006	2005	2005	2005	2005
Income (loss) from continuing operations	$5,941	$6,670	$5,913	$(17,149)	$2,977
Loss on U.S. Agency debt securities, net of tax	—	—	—	10,595	—
Charge from prepayment of FHLB advances, net of tax	—	—	—	5,886	—
Charge from unwinding swaps, net of tax	—	—	—	2,206	—
Charge from redemption of trust preferred securities, net of tax	—	—	—	318	—

Core income from continuing operations	$5,941	$6,670	$5,913	$1,856	$2,977

(2)	The following table reconciles investment securities to investment securities and other related assets for the periods presented:

	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Investment securities	$693,674	$747,388	$751,342	$518,245	$681,434
Federal funds and other short-term investments	14,965	12,270	5,440	9,294	4,098
Net due from broker	24,810	(1,301)	(6,852)	207,624	—

Total investment securities and other related assets	$733,449	$758,357	$749,930	$735,163	$685,532

(3)	Excludes net gains or losses on securities transactions.

(4)	Noninterest expense less amortization and other real estate expenses divided by the sum of net interest income (tax equivalent) plus noninterest income.

(5)	Net income divided by average assets for the period.

(6)	Net income divided by average equity for the period.

(7)	Net interest income, on a tax equivalent basis, divided by average interest earning assets for the period.

(8)	The following table reconciles reported net interest income on a tax equivalent basis for the periods presented:

	1Q06	4Q05	3Q05	2Q05	1Q05
Net interest income	$17,161	$17,716	$16,423	$14,070	$13,238
Tax equivalent adjustment to net interest income	929	858	681	568	521

Net interest income, tax equivalent basis	$18,090	$18,574	$17,104	$14,638	$13,759

(9)	Includes total nonaccrual loans and other real estate owned.

(10)	Stockholders’ equity less goodwill. The following table reconciles reported stockholders’ equity to tangible stockholders’ equity for the periods presented:

	1Q06	4Q05	3Q05	2Q05	1Q05
Stockholders’ equity	$219,187	$216,126	$137,423	$140,099	$135,792
Goodwill	891	891	891	891	891

Tangible stockholders’ equity	$218,296	$215,235	$136,532	$139,208	$134,901

(11)	These regulatory capital ratios exclude the accumulated other comprehensive loss as follows:

	1Q06	4Q05	3Q05	2Q05	1Q05
Accumulated other comprehensive loss	$(9,682)	$(7,606)	$(3,937)	$(1,676)	$(23,253)